Exhibit 99.3

Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Dime Community Bancshares, Inc. [DCOM]
Date of Event Requiring Statement:	June 12, 2026

Joint Filers’ Signatures
/s/ Matthew Lindenbaum
Matthew Lindenbaum

/s/ Bennett Lindenbaum
Bennett Lindenbaum

Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum Title: Managing Member

Basswood Financial Fund, LP

By:	Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum Title: Managing Member

Basswood Opportunity Partners, LP
By:	Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum Title: Managing Member

Basswood Financial Fund, Ltd.
By:	Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum Title: Managing Member